Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Separation Agreement”) is made by and between Sucampo Pharmaceuticals, Inc., (“SPI”) and Andrew Smith (“Employee”).

WHEREAS, Employee and SPI are parties to the Amended and Restated Executive Employment Agreement attached as Exhibit 1 to this Separation Agreement (“Employment Agreement”);

WHEREAS, Employee and SPI intend to settle any and all claims that Employee may have against the Company as a result of any act, occurrence, decision, event or omission occurring at any time prior to the signing of this Agreement, including, but not limited to, any matter or fact arising out of Employee’s employment with SPI, compensation during Employee’s employment, the termination of Employee’s employment, or the events giving rise to the Employment Agreement or this Agreement;

WHEREAS, the parties have had extensive negotiations concerning the terms and conditions of Employee’s separation from SPI, and they have agreed upon such terms and conditions as set forth in this Separation Agreement;

NOW, THEREFORE, in consideration of the payments and benefits, obligations and covenants all contained herein, the parties agree as follows:

1.	End of Employment.

a.                   The parties hereby mutually agree to terminate Employee’s employment from SPI and all positions and offices held in any of SPI’s subsidiaries effective on May 17, 2017 (the “Separation Date”). Further, Employee hereby resigns from his position as Director of Sucampo Pharma Europe Ltd. as of the date Employee signs this Separation Agreement.

b.                  As a condition for receiving the consideration set forth in this Separation Agreement, Employee agrees to continue performing services for SPI until the Separation Date. Between March 20, 2017 and the Separation Date (the “Transition Period”), Employee shall be relieved of specific day-to-day duties, and shall complete the transition of matters with which Employee is familiar or for which he was responsible, make himself reasonably available to SPI or its representatives to answer questions, provide information and otherwise assist in matters with which Employee has been involved or has relevant information or experience, and provide such services and special assignments within the scope of his current employment as may be reasonably requested by SPI’s Chief Executive Officer or his designee (collectively, the “Transition Services”). During the Transition Period, Employee is not authorized to report to work at any SPI worksite, or take any action on behalf of SPI, unless specifically authorized in writing by SPI’s Chief Executive Officer or his designee.

2.	Consideration.

a.                   In consideration for Employee signing this Separation Agreement without revocation, and complying with its terms, SPI shall continue to retain Employee on SPI’s payroll until the Separation Date at Employee’s current rate of pay.

b.                  If Employee performs the Transition Services in a professional manner, and on the Separation Date executes—then subsequently does not revoke—the General Release attached as Exhibit 2 (“Final Release”), SPI shall pay Employee the separation benefits as set forth on Exhibit 3 within five (5) business days from the date on which the right to revoke such General Release has expired.

c.                   Employee understands and agrees that Employee would not receive the monies and/or benefits specified in this Section 2, except for Employee’s execution of this Separation Agreement, the fulfillment of the promises contained herein, and the execution without revocation of the Final Release.

3.	General Release, Claims Not Released and Related Provisions.

a.                   General Release of All Claims. Employee knowingly and voluntarily releases and forever discharges SPI, its parent, affiliates, subsidiaries, joint ventures, holding companies, divisions, predecessors, successors and assigns (collectively, “the Company”), and their current and former employees, attorneys, officers, directors, board committee members, shareholders, and agents thereof, both individually and in their business capacities, and their insurers, employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Separation Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

▪	Title VII of the Civil Rights Act of 1964;
▪	Sections 1981 through 1988 of Title 42 of the United States Code;
▪	The Employee Retirement Income Security Act of 1974 ("ERISA") (as modified below);
▪	The Immigration Reform and Control Act;
▪	The Americans with Disabilities Act of 1990;
▪	The Age Discrimination in Employment Act of 1967 (“ADEA”);
▪	The Worker Adjustment and Retraining Notification Act;
▪	The Fair Credit Reporting Act;
▪	The Family and Medical Leave Act;

▪	The Equal Pay Act;
▪	The Genetic Information Nondiscrimination Act of 2008;
▪	All Maryland laws including:
▪	Maryland Human Relations Act – Md. State Government Code Ann. § 20-101 et seq., any regulations thereunder, and any human rights law of any Maryland county or municipality;
▪	Maryland Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Md. Labor & Employment Code § 9-1105;
▪	Maryland Equal Pay Law – Md. Labor & Employment Code § 3-301 et seq.;
▪	Maryland Adoption Leave Law – Md. Labor & Employment Code §§ 3-801 and 3- 802;
▪	Maryland Medical Information Bias Law – Md. Labor & Employment Code § 5- 604;
▪	Maryland Volunteer/Civil Air Patrol Law – Md. Labor & Employment Code § 3- 703;
▪	Maryland Military Leave Law – Md. Public Safety Code § 13-705;
▪	Maryland law protecting witnesses, jurors and victims who attend court proceedings – Md. Courts and Judicial Proceedings Code §§ 8-105, 9-205;
▪	Maryland Day of Rest Law – Md. Labor & Employment Code § 3-704;
▪	Maryland Lie Detector Law – Md. Labor & Employment Code § 3-702;
▪	Maryland Workplace Fraud Act, Md. Labor & Employment Code § 3-901 et seq.;
▪	Maryland Job Applicant Fairness Act – Md. Labor & Employment Code § 3-711, effective October 1, 2011;
▪	Maryland Wage and Hour Laws – Md. Labor & Employment Code §§ 3-401 et seq. and 3-501 et seq.;
▪	Maryland Occupational Safety & Health Act, as amended – Md. Labor & Employment Code § 5-101 et seq.;
▪	Maryland Flexible Leave Act;
▪	Maryland Pay Disparity Act;
▪	any other statutory claims;
▪	any other federal, state or local law, rule, regulation, or ordinance;
▪	any public policy, contract, tort, or common law; or
▪	any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters.

Subject to the limitations below, Employee agrees not to institute a lawsuit against any Releasee alleging any claim that Employee is releasing in this Separation Agreement. Employee agrees that, if Employee challenges the validity of this Separation Agreement, Employee shall return to SPI all the consideration Employee received from SPI under this Separation Agreement.

a.                   Claims Not Released. Employee is not waiving any rights Employee may have to: (a) Employee’s own vested accrued employee benefits under any SPI health, welfare, retirement benefit, or stock plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Separation Agreement; (d) enforce this Separation Agreement; (e) challenge the validity of this Separation Agreement; and/or (f) seek indemnification, advancement, contribution or defense by SPI under SPI’s D&O liability coverage, bylaws and/or Delaware law.

b.                  Governmental Agencies. Nothing in this Separation Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., etc.), nor does anything in this Separation Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

c.                   Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which SPI or any other Releasee identified in this Separation Agreement is a party.

4.	Acknowledgments and Affirmations.

Employee acknowledges and affirms that:

a.                   Employee has not filed, caused to be filed, or presently is a party to any claim against the Company;

b.                  Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Separation Agreement;

c.                   Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

d.                   Employee has no known workplace injuries or occupational diseases;

e.                   Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud;

f.                    All of the Company’s decisions regarding Employee's pay and benefits through the date of Employee's execution of this Separation Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law; and that Employee has not divulged any of the Company’s proprietary or confidential information of the Company and shall continue to maintain the confidentiality of such information consistent with the Company’s policies and Employee’s agreement(s) with SPI and/or common law, including the terms of the Employment Agreement, which is incorporated by reference and remains in effect.

5.	Limited Disclosure and Return of Property.

a.                   Except as required or permitted by this Section 6, Employee shall not disclose any information regarding the negotiation, existence or terms of this Separation Agreement.

b.                  Employee may disclose information regarding the negotiation, existence or terms of this Separation Agreement, to Employee’s immediate family members, tax and financial advisors, an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Separation Agreement and/or to any federal, state, or local government agency.

c.                   From February 27, 2017 until March 17, 2018, Employee shall provide a copy of Exhibit 4 of this Separation Agreement to any prospective employer prior to accepting employment with that prospective employer.

d.                  Employee affirms that, as of the Separation Date, Employee will have returned all of the Company’s property in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at SPI's premises and that SPI is not in possession of any of Employee’s property.

6.	Communications.

a.                Non-Disparagement. Employee agrees not to defame or maliciously disparage the Company in any manner whatsoever, except as may be specifically protected or required by law. Promptly following the Separation Date, the Company shall direct in writing its senior executives and members of its board of directors not to defame or maliciously disparage Employee in any manner whatsoever, except as may be specifically protected or required by law.

b.       References. Any inquiries for employment references or any other inquiries regarding Employee’s employment with the Company shall be directed to either Max Donley, Executive Vice President, Global Human Resources or Peter Greenleaf, Chief Executive Officer. If Mr. Donley or Mr. Greenleaf are contacted by third parties concerning Employee’s employment, they shall be limited to the sum and substance of the information contained in Exhibit 5 of this Separation Agreement. If both Mr. Donley and Mr. Greenleaf are no longer with the Company, the parties will agree to another representative specifically to be contacted.

7.                  Restrictive Covenants. The parties hereby agree that any restrictive covenant relating to non-solicitation and non-competition to which Employee is subject, including those contained in Section E of the Employment Agreement and any restrictions contained in Employee’s equity incentive award agreements, shall cease to apply on March 20, 2018.

8.                  Governing Law and Arbitration. This Separation Agreement shall be governed and conformed in accordance with Maryland law without regard to Maryland’s conflict of laws provision. Any controversy, claim, or breach arising out of or relating to this Separation Agreement shall be arbitrated in the State of Maryland in accordance with the rules of the American Arbitration Association for employment disputes. SPI shall pay the case initiation fee for any such arbitration. The arbitrator shall have the authority to award attorneys’ fees and costs incurred to the prevailing party. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Separation Agreement in full force and effect.

9.                  Employee’s Cooperation.

a.                 As long as there is no conflict between Employee’s legal interests and those of the Company, Employee agrees that Employee shall reasonably cooperate with and serve in any capacity requested by the Company in any investigation and/or threatened or pending litigation (now or in the future) in which the Company is a party, and regarding which Employee, by virtue of Employee’s employment with the Company, has knowledge or information relevant to said investigation or litigation, including, but not limited to: (a) meeting with representatives of the Company at mutually acceptable times, and for reasonable amounts of time, to prepare for testimony and to provide truthful information regarding Employee’s knowledge; (b) acting as the Company’s representative; and (c) providing, in any jurisdiction in which the Company requests, truthful information or testimony relevant to the investigation or litigation. The Company’s request for reasonable cooperation shall take into consideration Employee’s personal and business commitments and the amount of notice provided to Employee by the Company. The Company agrees to reimburse Employee for Employee’s reasonable expenses incurred to comply with this Section 8.

b.                  Employee also agrees to cooperate with the Company and its counsel in connection with any matters relating to the Company in which Employee has been compelled, by subpoena or other compulsory, to testify or produce documents. To the extent permitted by law, Employee shall provide notice to the Company within 72 hours of receiving such notice and agrees to (A) meet with the Company’s representatives and attorneys (B) provide the attorneys with any documents requested, and (C) prepare for any appearance with the Company’s attorneys.

c.                   Employee, at Employee’s own expense, may retain Employee’s own counsel, in lieu of or in addition to, the Company’s counsel.

d.                  Failure to comply with the terms of this Section 8 shall constitute a material breach of this Separation Agreement.

10.              Nonadmission of Wrongdoing. The Parties agree that neither this Separation Agreement nor the furnishing of the consideration for this Separation Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

11.              Assignment; Successors. SPI shall have the right to assign this Separation Agreement and to delegate all rights, duties and obligations hereunder to any entity that controls the Company, that the Company controls or that may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity; provided, the Company shall require any successor entity (whether as a result of a merger, consolidation, acquisition or reorganization) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Separation Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

12.              Amendment. This Separation Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Separation Agreement.

13.              Entire Agreement. This Separation Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except for the Employment Agreement, which is incorporated by reference and remains in effect, as amended herein, until the Separation Date. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Separation Agreement, except for those set forth in this Separation Agreement.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO MAX DONLEY, EVP, GLOBAL HR, IT AND STRATEGY, AT 805 KING FARM BLVD., SUITE 550, ROCKVILLE, MD 20850, AND STATE, "I HEREBY REVOKE OUR AGREEMENT." THE REVOCATION MUST BE PERSONALLY DELIVERED TO MAX DONLEY OR HIS DESIGNEE, OR MAILED TO MAX DONLEY AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE TERMS OF THIS AGREEMENT. EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL KNOWN AND UNKNOWN CLAIMS (AS ALLOWED BY LAW) WHICH HE MAY HAVE AGAINST RELEASEES, INCLUDING CLAIMS PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

The Parties knowingly and voluntarily sign this Separation Agreement as set forth below:

Sucampo Pharmaceuticals, Inc.

By:	/s/ Andrew Smith	By:	/s/ Max Donley
	Andrew Smith		Max Donley
EVP, Global HR, IT & Strategy

Date:	March 17, 2017	Date:	March 27, 2017

EXHIBIT 2

GENERAL RELEASE

(“Release”)

1.      General Release, Claims Not Released and Related Provisions.

Sucampo Pharmaceuticals, Inc. (“SPI”) and Andrew Smith (“Employee”) agree that as a condition to and in consideration of the separation benefits payable by SPI to Employee pursuant to the Employee’s signed Confidential Separation Agreement and General Release (“Separation Agreement”):

a.                   General Release of All Claims. Employee knowingly and voluntarily releases and forever discharges SPI, its parent, affiliates, subsidiaries, joint ventures, holding companies, divisions, predecessors, successors and assigns (collectively, “the Company”), and their current and former employees, attorneys, officers, directors, board committee members, shareholders, and agents thereof, both individually and in their business capacities, and their insurers, employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

▪	Title VII of the Civil Rights Act of 1964;
▪	Sections 1981 through 1988 of Title 42 of the United States Code;
▪	The Employee Retirement Income Security Act of 1974 ("ERISA") (as modified below);
▪	The Immigration Reform and Control Act;
▪	The Americans with Disabilities Act of 1990;
▪	The Age Discrimination in Employment Act of 1967 (“ADEA”);
▪	The Worker Adjustment and Retraining Notification Act;
▪	The Fair Credit Reporting Act;
▪	The Family and Medical Leave Act;
▪	The Equal Pay Act;
▪	The Genetic Information Nondiscrimination Act of 2008;
▪	All Maryland laws including:
▪	Maryland Human Relations Act – Md. State Government Code Ann. § 20-101 et seq., any regulations thereunder, and any human rights law of any Maryland county or municipality;
▪	Maryland Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Md. Labor & Employment Code § 9-1105;

▪	Maryland Equal Pay Law – Md. Labor & Employment Code § 3-301 et seq.;
▪	Maryland Adoption Leave Law – Md. Labor & Employment Code §§ 3-801 and 3- 802;
▪	Maryland Medical Information Bias Law – Md. Labor & Employment Code § 5- 604;
▪	Maryland Volunteer/Civil Air Patrol Law – Md. Labor & Employment Code § 3- 703;
▪	Maryland Military Leave Law – Md. Public Safety Code § 13-705;
▪	Maryland law protecting witnesses, jurors and victims who attend court proceedings – Md. Courts and Judicial Proceedings Code §§ 8-105, 9-205;
▪	Maryland Day of Rest Law – Md. Labor & Employment Code § 3-704;
▪	Maryland Lie Detector Law – Md. Labor & Employment Code § 3-702;
▪	Maryland Workplace Fraud Act, Md. Labor & Employment Code § 3-901 et seq.;
▪	Maryland Job Applicant Fairness Act – Md. Labor & Employment Code § 3-711, effective October 1, 2011;
▪	Maryland Wage and Hour Laws – Md. Labor & Employment Code §§ 3-401 et seq. and 3-501 et seq.;
▪	Maryland Occupational Safety & Health Act, as amended – Md. Labor & Employment Code § 5-101 et seq.;
▪	Maryland Flexible Leave Act;
▪	Maryland Pay Disparity Act;
▪	any other statutory claims;
▪	any other federal, state or local law, rule, regulation, or ordinance;
▪	any public policy, contract, tort, or common law; or
▪	any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters.

Subject to the limitations below, Employee agrees not to institute a lawsuit against any Releasee alleging any claim that Employee is releasing in this Agreement. Employee agrees that, if Employee challenges the validity of this Agreement, Employee shall return to SPI all the consideration Employee received from SPI under this Agreement.

b.                   Claims Not Released. Employee is not waiving any rights Employee may have to: (a) Employee’s own vested accrued employee benefits under any SPI health, welfare, retirement benefit or stock plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; (e) challenge the validity of this Agreement; and/or (f) seek indemnification, advancement, contribution or defense by SPI under SPI’s D&O liability coverage, bylaws and/or Delaware law.

c.                   Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

d.                  Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which SPI or any other Releasee identified in this Agreement is a party.

2.	Acknowledgments and Affirmations.

Employee acknowledges and affirms that:

a.                   Employee has not filed, caused to be filed, or presently is a party to any claim against the Company;

b.                  Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement;

c.                   Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

d.                   Employee has no known workplace injuries or occupational diseases;

e.                   Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud;

f.                   All of the Company’s decisions regarding Employee's pay and benefits through the date of Employee's execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law; and that

g.                  Employee has not divulged any of the Company’s proprietary or confidential information of the Company and shall continue to maintain the confidentiality of such information consistent with the Company’s policies and Employee’s agreement(s) with SPI and/or common law, including the terms of the Employment Agreement, which is incorporated by reference and remains in effect.

3.      Governing Law and Arbitration. This Release shall be governed and conformed in accordance with Maryland law without regard to Maryland’s conflict of laws provision. Any controversy, claim, or breach arising out of or relating to this Release shall be arbitrated in the State of Maryland in accordance with the rules of the American Arbitration Association for employment disputes. SPI shall pay the case initiation fee for any such arbitration. The arbitrator shall have the authority to award attorneys’ fees and costs incurred to the prevailing party. Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect.

4.      Nonadmission of Wrongdoing. The Parties agree that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

5.      Assignment. SPI shall have the right to assign this Release and to delegate all rights, duties and obligations hereunder to any entity that controls the Company, that the Company controls or that may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity; provided, the Company shall require any successor entity (whether as a result of a merger, consolidation, acquisition or reorganization) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Separation Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place..

6.      Amendment. This Release may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Release.

7.      Entire Agreement. This Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except for Employee’s signed Employment Agreement (as amended) and Employee’s signed Separation Agreement, both of which are incorporated by reference and remain in full force and effect. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to execute this Release, except for those set forth in this Release and the Separation Agreement.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS RELEASE. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS RELEASE.

EMPLOYEE MAY REVOKE THIS RELEASE WITH RESPECT TO CLAIMS UNDER TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO MAX DONLEY, EVP, GLOBAL HR, IT AND STRATEGY, AT 805 KING FARM BLVD., SUITE 550, ROCKVILLE, MD 20850, AND STATE, "I HEREBY REVOKE MY WAIVER OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT." THE REVOCATION MUST BE PERSONALLY DELIVERED TO MAX DONLEY OR HIS DESIGNEE, OR MAILED TO MAX DONLEY AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS RELEASE. THE PARTIES AGREE THAT THE CONSIDERATION IN SECTION 4 OF THE SEPARATION AGREEMENT IS ALLOCATED AS FOLLOWS: $150,000 TO EMPLOYEE’S WAIVER OF ADEA CLAIMS, AND THE REMAINDER TO EMPLOYEE’S WAIVER OF OTHER CLAIMS.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE AGREES THAT EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS OF THIS RELEASE. EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The Parties knowingly and voluntarily sign this Release as of the date(s) set forth below:

Sucampo Pharmaceuticals, Inc.

By:	/s/ Andrew Smith	By:	/s/ Max Donley
	Andrew Smith		Max Donley
EVP, Global HR, IT & Strategy

Date:	March 17, 2017	Date:	May 23, 2017

EXHIBIT 3

SEPARATION BENEFITS

(A)	A lump sum payment of US$366,795.60, which corresponds to Employee’s current annual base salary;

(B)	The amount of any COBRA continuation premium payments made by Employee during the 12-month period following the date of termination, or the period ending when Executive becomes eligible for comparable group medical benefits coverage from another source (whichever comes first);

(C)	Full vesting of Employee’s unvested equity incentive awards listed in Schedule 1. Notwithstanding any provisions to the contrary in the award agreements or plan documents relating to such equity incentive awards, the right to exercise any equity option shall terminate six months after the Separation Date (to allow the Employee appropriate time to exercise as he may be prevented from trading as a result of a mandatory trading blackout).

(D)	Upon receipt of expense reports with sufficient backup documentation within 30 days after the expenses were incurred, SPI shall reimburse Employee for up to US$20,000 of repatriation assistance to cover:

a.	Direct airfare for Employee and Employee’s family (including pets, if any) from the U.S. to Switzerland or U.K;
b.	Shipment of household goods;
c.	Temporary accommodations for up to three months prior to moving into permanent quarters; and
d.	Costs and fees incurred in connection with the early termination of any leases due to Employee’s repatriation.

(E)	Outplacement services with Challenger, Gray and Christmas as further described in Schedule 2.

(F)	Tax preparation and equalization, as set forth in Employee’s Assignment Letter dated October 27, 2015, attached as Schedule 3, for the year ending December 31, 2017 and any other year in which Employee receives foreign income from Employer.

(G)	An amount of US$ 16,928.38 in respect of accrued unpaid PTO (96 hours) as of March 20, 2017.